UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2017

LOOP INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54786	27-2094706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Fernand Poitras

Terrebonne, Quebec, Canada, J6Y 1Y4

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 821-6600

1999 Avenue of the Stars, Suite 2520

Los Angeles, California 90067

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 28, 2017, Loop Industries, Inc., a Nevada corporation (the “Company”), entered into an agreement for services (the “Agreement”) with an affiliate of PepsiCo, effective as of January 1, 2017. On the same day, the Company and PepsiCo entered into a statement of work pursuant to the Agreement whereby the Company will manage a mail back recycling program for certain specified products sold by PepsiCo and its affiliates, divisions and subsidiaries, including providing materials for mailing recyclables to the Company and processing the returned items. PepsiCo will pay the Company for the costs of the mailing materials, the mail back and shipping costs, and a management fee.

The Agreement expires on the later of (i) December 1, 2017 and (ii) the completion of all outstanding, executed statements of work, unless earlier terminated by PepsiCo pursuant to the terms of the Agreement.

The foregoing description of the Agreement is a summary and is qualified in its entirety by the terms of the Agreement. A copy of the Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended February 28, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOOP INDUSTRIES, INC.

Date: March 29, 2017	By:	/s/ Daniel Solomita
Daniel Solomita
President and Chief Executive Officer

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